[Letterhead]


        Donald R. Beach                                          2299 Capistrano
      Appraiser - Consultant                             Las Vegas, Nevada 89109
Nevada Certified General Appraiser #01347                         (702) 731-3099

                              CONSENT OF APPRAISER

     We hereby consent to the reference made to us by Royal Aloha Development Company under the captions "Plan of Operation" and "Experts" in the Prospectus constituting a part of the Registration Statement on Form SB-2. In addition, we consent to the filing of our appraisal report referred to therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  By /s/ Donald R. Beach
                                                  -----------------------
                                                     Donald R. Beach


Las Vegas, Nevada
July 1, 1997